================================================================================

                                                                     EXHIBIT 4.1

                          AMERICAN COMMERCIAL LINES LLC

                                       AND

                                ACL FINANCE CORP.

                     AND EACH OF THE GUARANTORS PARTY HERETO

                          9 1/2% SENIOR NOTES DUE 2015

                          ----------------------------

                                    INDENTURE

                          Dated as of February 11, 2005

                          -----------------------------

                            WILMINGTON TRUST COMPANY

                                     Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                               Indenture Section
310  (a)(1).............................           7.10
     (a)(2).............................           7.10
     (a)(3).............................           N.A.
     (a)(4).............................           N.A.
     (a)(5).............................           7.10
     (b)................................           7.10
     (c)................................           N.A.
311  (a)................................           7.11
     (b)................................           7.11
     (c)................................           N.A.
312  (a)................................           2.05
     (b)................................          12.03
     (c)................................          12.03
313  (a)................................           7.06
     (b)(1).............................           N.A.
     (b)(2).............................        7.06; 7.07
     (c)................................       7.06; 12.02
     (d)................................           7.06
314  (a)................................    4.03;12.02; 12.05
     (b)................................           N.A.
     (c)(1).............................          12.04
     (c)(2).............................          12.04
     (c)(3).............................           N.A.
     (d)................................           N.A.
     (e)................................          12.05
     (f)................................           N.A.
315  (a)................................           7.01
     (b)................................       7.05; 12.02
     (c)................................           7.01
     (d)................................           7.01
     (e)................................           6.11
316  (a) (last sentence)................           2.09
     (a)(1)(A)..........................           6.05
     (a)(1)(B)..........................           6.04
     (a)(2).............................           N.A.
     (b)................................           6.07
     (c)................................           2.12
317  (a)(1).............................           6.08
     (a)(2).............................           6.09
     (b)................................           2.04
318  (a)................................          12.01
     (b)................................           N.A.
     (c)................................          12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                      Page
                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01  Definitions....................................................................           1
Section 1.02  Other Definitions..............................................................          22
Section 1.03  Incorporation by Reference of Trust Indenture Act..............................          23
Section 1.04  Rules of Construction..........................................................          23

                                    ARTICLE 2
                                    THE NOTES

Section 2.01  Form and Dating................................................................          24
Section 2.02  Execution and Authentication...................................................          25
Section 2.03  Registrar and Paying Agent.....................................................          25
Section 2.04  Paying Agent to Hold Money in Trust............................................          26
Section 2.05  Holder Lists...................................................................          26
Section 2.06  Transfer and Exchange..........................................................          26
Section 2.07  Replacement Notes..............................................................          38
Section 2.08  Outstanding Notes..............................................................          38
Section 2.09  Treasury Notes.................................................................          38
Section 2.10  Temporary Notes................................................................          39
Section 2.11  Cancellation...................................................................          39
Section 2.12  Defaulted Interest.............................................................          39

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01  Notices to Trustee.............................................................          39
Section 3.02  Selection of Notes to Be Redeemed or Purchased.................................          40
Section 3.03  Notice of Redemption...........................................................          40
Section 3.04  Effect of Notice of Redemption.................................................          41
Section 3.05  Deposit of Redemption or Purchase Price........................................          41
Section 3.06  Notes Redeemed or Purchased in Part............................................          41
Section 3.07  Optional Redemption............................................................          41
Section 3.08  Mandatory Redemption...........................................................          42
Section 3.09  Offer to Purchase by Application of Excess Proceeds............................          42

                                    ARTICLE 4
                                    COVENANTS

Section 4.01  Payment of Notes...............................................................          44
Section 4.02  Maintenance of Office or Agency................................................          44
Section 4.03  Reports........................................................................          45
Section 4.04  Compliance Certificate.........................................................          46
Section 4.05  Taxes..........................................................................          46
Section 4.06  Stay, Extension and Usury Laws.................................................          46
Section 4.07  Restricted Payments............................................................          47
Section 4.08  Dividend and Other Payment Restrictions Affecting Subsidiaries.................          49
Section 4.09  Incurrence of Indebtedness and Issuance of Preferred Stock.....................          50
Section 4.10  Asset Sales....................................................................          54

Section 4.11  Transactions with Affiliates...................................................          55
Section 4.12  Liens..........................................................................          57
Section 4.13  Business Activities............................................................          57
Section 4.14  Corporate Existence............................................................          57
Section 4.15  Offer to Repurchase Upon Change of Control.....................................          57
Section 4.16  Limitation on Sale and Leaseback Transactions..................................          59
Section 4.17  Restrictions on activities of ACL Finance......................................          59
Section 4.18  Payments for Consent...........................................................          59
Section 4.19  Additional Note Guarantees.....................................................          59
Section 4.20  Designation of Restricted and Unrestricted Subsidiaries........................          60

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01  Merger, Consolidation, or Sale of Assets.......................................          60
Section 5.02  Successor Corporation Substituted..............................................          62

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01  Events of Default..............................................................          62
Section 6.02  Acceleration...................................................................          63
Section 6.03  Other Remedies.................................................................          64
Section 6.04  Waiver of Past Defaults........................................................          64
Section 6.05  Control by Majority............................................................          65
Section 6.06  Limitation on Suits............................................................          65
Section 6.07  Rights of Holders of Notes to Receive Payment..................................          65
Section 6.08  Collection Suit by Trustee.....................................................          65
Section 6.09  Trustee May File Proofs of Claim...............................................          66
Section 6.10  Priorities.....................................................................          66
Section 6.11  Undertaking for Costs..........................................................          66

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01  Duties of Trustee..............................................................          67
Section 7.02  Rights of Trustee..............................................................          68
Section 7.03  Individual Rights of Trustee...................................................          68
Section 7.04  Trustee's Disclaimer...........................................................          68
Section 7.05  Notice of Defaults.............................................................          69
Section 7.06  Reports by Trustee to Holders of the Notes.....................................          69
Section 7.07  Compensation and Indemnity.....................................................          69
Section 7.08  Replacement of Trustee.........................................................          70
Section 7.09  Successor Trustee by Merger, etc...............................................          71
Section 7.10  Eligibility; Disqualification..................................................          71
Section 7.11  Preferential Collection of Claims Against Issuers..............................          71

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance.......................          71
Section 8.02  Legal Defeasance and Discharge.................................................          71
Section 8.03  Covenant Defeasance............................................................          72
Section 8.04  Conditions to Legal or Covenant Defeasance.....................................          72

Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other
Miscellaneous Provisions.....................................................................          74
Section 8.06   Repayment to Issuers..........................................................          74
Section 8.07   Reinstatement.................................................................          74

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes...........................................          75
Section 9.02   With Consent of Holders of Notes..............................................          75
Section 9.03   Compliance with Trust Indenture Act...........................................          77
Section 9.04   Revocation and Effect of Consents.............................................          77
Section 9.05   Notation on or Exchange of Notes..............................................          77
Section 9.06   Trustee to Sign Amendments, etc...............................................          77

                                   ARTICLE 10
                                 NOTE GUARANTEES

Section 10.01  Guarantee.....................................................................          78
Section 10.02  Limitation on Guarantor Liability.............................................          78
Section 10.03  Execution and Delivery of Note Guarantee......................................          79
Section 10.04. Guarantors May Consolidate, etc., on Certain Terms............................          79
Section 10.05. Releases......................................................................          80

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge....................................................          81
Section 11.02  Application of Trust Money....................................................          81

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls..................................................          82
Section 12.02  Notices.......................................................................          82
Section 12.03  Communication by Holders of Notes with Other Holders of Notes.................          83
Section 12.04  Certificate and Opinion as to Conditions Precedent............................          83
Section 12.05  Statements Required in Certificate or Opinion.................................          83
Section 12.06  Rules by Trustee and Agents...................................................          84
Section 12.07  No Personal Liability of Directors, Officers, Employees, Stockholders and
               Members.......................................................................          84
Section 12.08  Governing Law.................................................................          84
Section 12.09  No Adverse Interpretation of Other Agreements.................................          84
Section 12.10  Successors....................................................................          84
Section 12.11  Severability..................................................................          85
Section 12.12  Counterpart Originals.........................................................          85
Section 12.13  Table of Contents, Headings, etc..............................................          85

                                    EXHIBITS

Exhibit A1    FORM OF NOTE
Exhibit A2    FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE

Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E     FORM OF NOTATION OF GUARANTEE
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE

      INDENTURE dated as of February 11, 2005 among American Commercial Lines LLC, a Delaware limited liability company, ACL Finance Corp., a Delaware corporation (collectively, "the Issuers"), the Guarantors (as defined) and Wilmington Trust Company, as Trustee.

      The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 9 1/2% Senior Notes due 2015 (the "Notes"):

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "ACL Finance" means ACL Finance Corp. until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

      "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than American Barge or any Subsidiary of American Barge) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of American Barge or any of its Subsidiaries solely by reason of such Investment.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "American Barge" means American Barge Line Company, the Company's indirect parent.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Asset Sale" means:

            (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of American Barge and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

            (2) the issuance of Equity Interests in any of American Barge's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

            (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2,000,000;

            (2) a transfer of assets between or among the Issuers and/or the Guarantors;

            (3) an issuance of Equity Interests by a Restricted Subsidiary of American Barge to an Issuer or a Guarantor;

            (4) the sale or lease of products, services or accounts receivable in the ordinary course of business (including any sale by Jeffboat of Vessels or Related Assets in a Jeffboat Transaction) and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

            (5) the sale or other disposition of cash or Cash Equivalents;

            (6) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

            (7) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the Fair Market Value thereof, including cash in an amount at least equal to 80% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (7), Notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said Notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Issuers entered into as part of a Qualified Receivables Transaction; and

            (8) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

            (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

            (4) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Bonds Guaranteed by MARAD" means the Indebtedness of Vessel Leasing LLC guaranteed by the United States Maritime Administration outstanding as of February 11, 2005, in an amount not to exceed $33,900,000.

      "Broker-Dealer" means a "Participating Broker-Dealer" as such term is defined in the Registration Rights Agreement.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      "Cash Equivalents" means:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within six months after the date of acquisition; and

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (5) of this definition.

      "Change of Control" means the occurrence of any of the following:

            (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than HY I or any Related Party of HY I;

            (2) the adoption of a plan relating to the liquidation or dissolution of any of the Company, American Barge or Parent;

            (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than HY I or any of its Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent, measured by voting power rather than number of shares;

            (4) the first day on which Parent ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of American Barge or the Company; or

            (5) the first day on which the Company ceases to own 100% of the outstanding Equity Interests of the ACL Finance.

      "Clearstream" means Clearstream Banking, S.A.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral Documents" means, collectively, the Security Agreement and the Pledge Agreement, each as in effect on February 11, 2005, and as amended, amended and restated, modified, renewed, replaced or restructured from time to time and the Mortgages and the Fleet Mortgages, each as in effect on February 11, 2005, and any additional Mortgages or Fleet Mortgages created from time to time, and as amended, amended and restated, modified, renewed or replaced from time to time.

      "Company" means American Commercial Lines LLC until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

            (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

            (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

            (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

            (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

      in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of American Barge will be added to Consolidated Net Income to compute Consolidated Cash Flow of American Barge only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to American Barge by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

            (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

            (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

            (3) the cumulative effect of a change in accounting principles will be excluded; and

            (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Agreement" means that certain Amended and Restated Loan Agreement, dated as of February 11, 2005, by and among the Issuers, the Guarantors, Parent and Bank of America, N.A., as Administrative Agent and Collateral Agent, UBS Securities LLC, as Syndication Agent and the other agents and lenders party thereto, providing for up to $250,000,000 of borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require American Barge to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that American Barge may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that American Barge and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

      "Domestic Subsidiary" means any Restricted Subsidiary of American Barge that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of American Barge.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means a public or private offer and sale of Capital Stock (other than Disqualified Stock) of Parent or the Company (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Parent or the Company); provided that with respect to any Equity Offering by Parent, Parent contributes the net cash proceeds from such Equity Offering to the Company.

      "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Indebtedness" means up to $36,500,000 in aggregate principal amount of Indebtedness of American Barge and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on February 11, 2005, until such amounts are repaid.

      "Fair Market Value" means (i) the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Parent (unless otherwise provided in this Indenture) or (ii) in the case of an Asset Sale pursuant to the NRG Agreements, the value determined in accordance with the NRG Agreements.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

            (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

            (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

            (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

            (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of American Barge (other than Disqualified Stock) or to American Barge or a Restricted Subsidiary of American Barge, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

      "Fleet Mortgages" means the Fleet Mortgages, dated as of February 11, 2005, among each of the Company, Houston Fleet LLC and Louisiana Dock Company LLC, respectively, and Bank of America, N.A., as agent, as amended, amended and restated or otherwise modified from time to time, and any other fleet mortgage executed by Parent, an Issuer or a Guarantor in favor of an agent under the Credit Agreement.

      "Foreign Subsidiary" means any Restricted Subsidiary of American Barge that is not a Domestic Subsidiary.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      "General Maritime Law" means the law related to maritime issues as developed and enforced by the Federal Courts of the United States sitting as maritime courts (as provided for in the United States Constitution) and codified by certain United States Federal statutes.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Guarantors" means each of:

            (1) American Barge; and

            (2) any other Subsidiary of American Barge (other than the Issuers) that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, including, but not limited to, fuel prices.

      "Holder" means a Person in whose name a Note is registered.

      "HY I" means HY I Investments, L.L.C. and its Affiliates.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Purchaser" means each of UBS Securities LLC, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If American Barge or any Subsidiary of American Barge sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of American Barge such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of American Barge, American Barge will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of American Barge's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by American Barge or any Subsidiary of American Barge of a Person that holds an Investment in a third Person will be deemed to be an Investment by American Barge or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

      "Issuer" means each of the Company and ACL Finance Corp.

      "Jeffboat Transaction" means a sale by Jeffboat LLC of Vessels and Related Assets manufactured by Jeffboat LLC to an Affiliate of any Issuer or Guarantor (other than another Issuer or Guarantor) that is controlled directly or indirectly by Parent, which Vessels or Related Assets are then chartered back to, or otherwise operated by (pursuant to an operating or similar agreement), one of the Issuers or Guarantors.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

      "Management Committee" means (i) for so long as the Company is a limited liability company, the Board of Managers of the Company and (ii) otherwise the Board of Directors of the Company.

      "Maritime Lien" has the meaning assigned to such term in the Plan of Reorganization securing Indebtedness in an amount not to exceed $17,000,000.

      "Mortgages" means the mortgages, deeds of trust, leasehold mortgages and security documents from time to time executed by Parent, an Issuer or a Guarantor in favor of an agent under the Credit Agreement.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity dividends, excluding, however:

            (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

            (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by American Barge or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither American Barge nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
      (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of American Barge or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of American Barge or any of its Restricted Subsidiaries.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

      "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

      "NRG Agreements" means, collectively, (a) the Coal Transportation Agreement pursuant to which The Burlington Northern and Santa Fe Railway Company and American Commercial Terminals LLC will transport certain tonnages of coal from the Powder River Basin mines in Wyoming and the Decker and Spring Creek mines in Montana to the Big Cajun No. II steam-electric generating plant and coal unloading dock of Louisiana Generating LLC; (b) the Security Side Letter Agreement among the Company, American Commercial Terminals LLC, American Commercial Barge Lines LLC, Louisiana Generating LLC and NRG New Roads Holdings LLC; (c) the Lease between American Commercial Terminals LLC and NRG New Roads Holdings LLC covering the Hall Street Terminal; (d) the Terminal Option Agreement between American Commercial Terminals LLC and NRG New Roads Holdings LLC; (e) the Barge and Tug Option Agreement between the Company and NRG New Roads Holdings LLC; (f) the Deed of Trust granted by American Commercial Terminals LLC to Louisiana Generating LLC and NRG New Roads Holdings LLC in respect of the Hall Street Terminal; (g) the Conditional Assignments and Assumptions of Lease, between American Commercial Terminals LLC and NRG New Roads Holdings LLC with respect to leased properties comprising a portion of the Hall Street Terminal; (h) the Conditional Assignment of Inter Carrier Agreement between American Commercial Terminals LLC and NRG New Roads Holdings LLC; and
(i) the Operations Side Letter Agreement between American Commercial Terminals LLC and Louisiana Generating LLC, each dated as of December 10, 2004, as amended from time to time.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursements in respect of letters of credit), damages and other liabilities payable under the documentation governing any Indebtedness including, without limitation, any Qualified Receivables Transaction.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Parent" means American Commercial Lines Inc., and not any of its Subsidiaries.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "Permitted Business" means the business of American Barge and its Subsidiaries as existing on February 11, 2005, and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof, including any Qualified Receivables Transaction.

      "Permitted Investments" means:

            (1) any Investment in either of the Issuers, American Barge or in a Restricted Subsidiary of American Barge that is a Guarantor;

            (2) any Investment in Cash Equivalents;

            (3) any Investment by American Barge or any Restricted Subsidiary of American Barge in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of American Barge and a Guarantor; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, American Barge or a Restricted Subsidiary of American Barge that is a Guarantor;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

            (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or American Barge;

            (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of American Barge or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

            (7) Investments represented by Hedging Obligations;

            (8) loans or advances to employees made in the ordinary course of business of American Barge or any Restricted Subsidiary of American Barge in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

            (9) repurchases of the Notes;

            (10) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by American Barge or a Subsidiary of American Barge in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction provided, that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of American Barge entered into as part of a Qualified Receivables Transaction; and

            (11) other Investments in any Person other than an Affiliate of American Barge having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding not to exceed $10,000,000.

      "Permitted Liens" means:

            (1) Liens on assets of either of the Issuers or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred and/or securing Hedging Obligations related thereto and/or other obligations secured by the Collateral Documents;

            (2) Liens in favor of the Issuers or the Guarantors;

            (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with American Barge or any Subsidiary of American Barge; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with American Barge or the Subsidiary;

            (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by American Barge or any Subsidiary of American Barge; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

            (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

            (7) Liens existing on the date of this Indenture;

            (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (9) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

            (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

            (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

                  (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                  (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

            (13) Liens arising from Uniform Commercial Code financing statements filings or other applicable similar filings regarding operating leases and vessel charters entered into by American Barge and its Restricted Subsidiaries in the ordinary course of business;

            (14) Liens incurred in the ordinary course of business of American Barge or any Restricted Subsidiary of American Barge arising from: the provision of necessaries to any Vessel pursuant to General Maritime Law of the United States and 46 U.S.C. Section 31301 et. seq., including but not limited to Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and fuel, payment of fuel user taxes and insurance premiums, boat stores and provisions, telephone charges, groceries and food stocks, rigging and rope, fleeting, shifting, towing, port charges, cover handling, barge cleaning, tankering and gas freeing services, to Vessels and Related Assets, repairs and improvements to Vessels and Related Assets, personal injury, and/or death occurring on a Vessel, claims for property damage and/or cargo loss or damage and crews' wages, each known as maritime liens;

            (15) Maritime Liens and Tort Liens;

            (16) Liens which secure the Bonds Guaranteed by MARAD;

            (17) Liens resulting from arrangements among the stockholders of Foreign Subsidiaries which limit or restrict the transfer of Equity Interests of such Foreign Subsidiaries by those stockholders to third parties;

            (18) Liens for salvage and general average;

            (19) Liens on assets of American Barge or any Restricted Subsidiary of American Barge incurred in connection with a Qualified Receivables Transaction;

            (20) Liens under the NRG Agreements; and

            (21) Liens incurred in the ordinary course of business of American Barge or any Subsidiary of American Barge with respect to obligations that do not exceed $15,000,000 at any one time outstanding.

      "Permitted Payments to Parent" means, without duplication as to amounts, payments to the Parent to permit the Parent to pay reasonable accounting, legal and administrative expenses of the Parent when due, in an aggregate amount not to exceed $1,500,000 per annum.

      "Permitted Refinancing Indebtedness" means any Indebtedness of American Barge or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of American Barge or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

            (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

            (4) such Indebtedness is incurred either by American Barge or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Plan of Reorganization" means the First Amended and Restated Joint Plan of Reorganization of American Commercial Lines LLC and Affiliated Debtors confirmed by order of the United States Bankruptcy Court for the Southern District of Indiana on December 30, 2004.

      "Pledge Agreement" means the Pledge Agreement, dated as of February 11, 2005, among the Issuers, the Guarantors, Parent and Bank of America, N.A., as agent, as amended, amended and restated or otherwise modified from time to time.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Receivables Transaction" means any transaction or series of transactions entered into by American Barge or any of its Subsidiaries pursuant to which American Barge or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by American Barge or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of American Barge or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

      "Receivables Subsidiary" means a Subsidiary of American Barge which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Management Committee, at the direction of the Board of Directors of Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by American Barge or any Subsidiary of American Barge (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates American Barge or any Restricted Subsidiary of American Barge in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of American Barge or any Subsidiary of American Barge (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither American Barge nor any Subsidiary of American Barge has any material contract, agreement, arrangement or understanding other than on terms no less favorable to American Barge or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of American Barge, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither American Barge nor any Subsidiary of American Barge has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Management Committee will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Management Committee giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 11, 2005, among the Issuers, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Related Asset" means, with respect to a Vessel, (i) any insurance policies and contracts from time to time in force with respect to such Vessel,
(ii) the Capital Stock of any Restricted Subsidiary of American Barge owning such Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iv) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, (v) any charters, operating leases and related agreements entered into in respect of such Vessel and any security or guarantee in respect of the charterer's or lessee's obligations under such charter, lease or agreement, (vi) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder's obligations under such contract and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

      "Related Party" means:

            (1) any direct or indirect equity owner, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of HY I; or

            (2) any trust, corporation, partnership, limited liability company or other entity, the direct or indirect beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more of HY I and/or such other Persons referred to in the immediately preceding clause (1).

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Agreement" means the Amended and Restated Security Agreement, dated as of February 11, 2005, among the Issuers, the Guarantors, Parent and Bank of America, N.A., as agent, as amended, amended and restated or otherwise modified from time to time.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Solely for purposes of clarification, GMS Venezuela Terminal Partners LLC, as such entity is owned and controlled as of the date hereof, shall not be deemed to be a "Subsidiary."

      "Tangible Assets" means the total consolidated assets, less goodwill and intangibles, of American Barge and its Restricted Subsidiaries, as shown on the most recent audited balance sheet of American Barge.

      "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Section 77aaa-77bbbb).

      "Tort Lien" has the meaning assigned to such term in the Plan of Reorganization securing Indebtedness in an amount not to exceed $1,000,000.

      "Trustee" means Wilmington Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Subsidiary" means any Subsidiary of American Barge, other than the Company and ACL Finance, that is designated by the Management Committee, at the direction of the Board of Directors of Parent, as an Unrestricted Subsidiary pursuant to a resolution of the Management Committee, at the direction of the Board of Directors of Parent, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with American Barge or any Restricted Subsidiary of American Barge unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to American Barge or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of American Barge;

            (3) is a Person with respect to which neither American Barge nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of American Barge or any of its Restricted Subsidiaries.

      "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

      "Vessel" means one or more shipping vessels whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of American Barge and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of American Barge or any of its Restricted Subsidiaries or operated (or to be operated) by American Barge or any of its Restricted Subsidiaries pursuant to a charter or other operating agreement constituting a Capital Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

      "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

      "Wholly-Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

                                     Defined
                                       in
            Term                     Section
            ----                     -------
"Affiliate Transaction"............   4.11
"Asset Sale Offer".................   3.09
"Authentication Order".............   2.02
"Change of Control Offer"..........   4.15
"Change of Control Payment"........   4.15
"Change of Control Payment Date"...   4.15
"Covenant Defeasance"..............   8.03
"DTC"..............................   2.03
"Event of Default".................   6.01
"Excess Proceeds"..................   4.10
"incur"............................   4.09
"Legal Defeasance".................   8.02
"Offer Amount".....................   3.09

                                     Defined
                                       in
            Term                     Section
            ----                     -------
"Offer Period".....................   3.09
"Paying Agent".....................   2.03
"Payment Default"..................   6.01
"Permitted Debt"...................   4.09
"Purchase Date"....................   3.09
"Registrar"........................   2.03
"Restricted Payments"..............   4.07

Section 1.03. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) "will" shall be interpreted to express a command;

            (6) provisions apply to successive events and transactions; and

            (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01 Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

            (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by
      Section 2.06(b) hereof); and

            (2) an Officers' Certificate from the Company.

      Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S

Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

      At least one Officer must sign the Notes for each of the Issuers by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

      A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee will, upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section
2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

      The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

      The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

      The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

      The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section. 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

            (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

            (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

            (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

      Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this

Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

            (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                  (A) both:

                        (i) a written order from a Participant or an Indirect
                  Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
                  Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                        (ii) instructions given in accordance with the
                  Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                  (B) both:

                        (i) a written order from a Participant or an Indirect
                  Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                        (ii) instructions given by the Depositary to the
                  Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

                  provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof (or, in the case of a transferee that is an Institutional Accredited Investor, the certifications in item 3(d) thereof); and

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

            (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an

                  Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to
            American Barge or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to
            American Barge or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

            the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (ii) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (ii) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

            (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

            (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers,
      (B) they are not participating in a distribution of the Exchange Notes and
      (C) they are not affiliates (as defined in Rule 144) of the Issuers.

      Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE PURCHASER UNDERSTANDS THAT THE NOTES ARE BEING OFFERED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING IN THE U.S. WITHIN THE MEANING OF THE SECURITIES ACT, THAT THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND THAT
(A) THE NOTES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, (c) OUTSIDE THE U.S. TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (d) TO AN `ACCREDITED INVESTOR' WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN `INSTITUTIONAL ACCREDITED INVESTOR') THAT IS PURCHASING AT LEAST $100,000 OF THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF WE SO REQUEST), (2) TO US OR ANY OF OUR SUBSIDIARIES, OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF ANY SENIOR NOTE IS PROPOSED TO BE MADE UNDER CLAUSE (A)(1)(d) ABOVE WHILE THESE TRANSFER RESTRICTIONS ARE IN FORCE, THEN THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE TO THE ISSUERS AND THE TRUSTEE, AS THE CASE MAY BE, WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3),
            (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06
            (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

            (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
      2.02 hereof or at the Registrar's request.

            (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

            (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (5) Neither the Registrar nor the Issuers will be required:

                  (A) to issue, to register the transfer of or to exchange any
            Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
            Section 3.02 hereof and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note
            selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

            (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by Parent or a Subsidiary of Parent shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

      The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

      If the Issuers default in a payment of interest on the Notes, the Issuers will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

      If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

            (1) the clause of this Indenture pursuant to which the redemption shall occur;

            (2) the redemption date;

            (3) the principal amount of Notes to be redeemed; and

            (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except:

            (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (2) if otherwise required by law.

      In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

      The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

      The notice will identify the Notes to be redeemed and will state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' name and at its expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

      One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

      If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

      Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

      (a) At any time prior to, February 15, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 109.5% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by
(a) the Company or (b) Parent to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company; provided that:

            (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

            (2) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

      (b) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Issuers' option prior to February 15, 2010.

      (c) On or after February 15, 2010, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

         Year            Percentage
         ----            ----------
2010..................    104.750%
2011..................    103.167%
2012..................    101.583%
2013 and thereafter...    100.000%

      Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

      (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

      The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), they will follow the procedures specified below.

      The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business

Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (1) that the Asset Sale Offer is being made pursuant to this Section
      3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

            (2) the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01 Payment of Notes.

      The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

      The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Issuers hereby designate the New York office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

      (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, American Barge will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

            (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if American Barge were required to file such reports; and

            (2) all current reports that would be required to be filed with the SEC on Form 8-K if American Barge were required to file such reports.

      All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on American Barge's consolidated financial statements by American Barge's certified independent accountants. In addition, American Barge will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

      If, at any time, American Barge is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, American Barge will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. American Barge will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept American Barge's filings for any reason, American Barge will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if American Barge were required to file those reports with the SEC.

      (b) If American Barge has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of American Barge and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of American Barge.

      (c) In addition, the Issuers and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 4.03, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

      (a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Issuers' independent registered public accounting firm (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

      The Issuers will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

      The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the

Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

      (a) American Barge will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of American Barge's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving American Barge or any of its Restricted Subsidiaries) or to the direct or indirect holders of American Barge's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of American Barge and other than dividends or distributions payable to either Issuer or any Guarantor);

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving American Barge) any Equity Interests of American Barge or any direct or indirect parent of American Barge;

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of either Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuers and the Guarantors), except a payment of interest or principal at the Stated Maturity thereof; or

            (4) make any Restricted Investment

      (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

            unless, at the time of and after giving effect to such Restricted
      Payment:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (2) American Barge would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers, American Barge and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

                  (A) 50% of the Consolidated Net Income of American Barge for
            the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of American Barge's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  (B) 100% of the aggregate net cash proceeds received by
            American Barge since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of American Barge (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of American Barge that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of American Barge); plus

                  (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                  (D) to the extent that any Unrestricted Subsidiary of American
            Barge designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of American Barge's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

                  (E) 50% of any dividends received by American Barge or a
            Restricted Subsidiary of American Barge that is a Guarantor after the date of this Indenture from an Unrestricted Subsidiary of American Barge, to the extent that such dividends were not otherwise included in the Consolidated Net Income of American Barge for such period.

      (b) So long as (other than with respect to clause (4) below) no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

            (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

            (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of American Barge) of, Equity Interests of American Barge (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to American Barge; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.07(a) hereof;

            (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

            (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a non-Guarantor Restricted Subsidiary of American Barge to the holders of its Equity Interests on a pro rata basis;

            (5) the declaration and payment of dividends or distributions to Parent that are used by Parent to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent held by any current or former officer, director or employee of Parent pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate amount of all such dividends or other distributions may not exceed $1,000,000 in any twelve-month period;

            (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

            (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of American Barge or any Restricted Subsidiary of American Barge issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09 hereof;

            (8) Permitted Payments to Parent; and

            (9) other Restricted Payments in an aggregate amount not to exceed $12,000,000 since the date of this Indenture.

      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by American Barge or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this
Section 4.07 will be determined by the Board of Directors of Parent whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $5,000,000.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

      (a) American Barge will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to American Barge or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to American Barge or any of its Restricted Subsidiaries;

            (2) make loans or advances to American Barge or any of its Restricted Subsidiaries; or

            (3) sell, lease or transfer any of its properties or assets to American Barge or any of its Restricted Subsidiaries.

      (b) However, the restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

            (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

            (2) this Indenture, the Notes and the Note Guarantees;

            (3) applicable law, rule, regulation or order;

            (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by American Barge or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

            (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

            (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

            (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (9) Liens permitted to be incurred under the provisions of Section
      4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

            (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Parent's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

            (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

            (12) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

      (a) American Barge will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and American Barge will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that American Barge may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuers and the other Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred equity, if:

            (1) the Fixed Charge Coverage Ratio for American Barge's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least
      2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period; and

            (2) the Weighted Average Life to Maturity of the Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes.

      (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by the Issuers and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of American Barge and its Restricted Subsidiaries thereunder) not to exceed $265,000,000 less the aggregate amount of all Net Proceeds of Asset Sales applied by American Barge or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder, if the terms of such revolving credit Indebtedness would require such a commitment reduction, as set forth in
      Section 4.10 hereof;

            (2) the incurrence by American Barge and its Restricted Subsidiaries of the Existing Indebtedness;

            (3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

            (4) the incurrence by American Barge or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of American Barge or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
      (4), not to exceed $10,000,000 at any time outstanding;

            (5) the incurrence by American Barge or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under
      Section 4.09(a) hereof or clauses (2), (3), (4), (5), (12), (13) or (15)
      of this Section 4.09(b);

            (6) the incurrence by American Barge or any of its Restricted Subsidiaries of intercompany Indebtedness between or among American Barge and any of its Restricted Subsidiaries; provided, however, that:

                  (A) if an Issuer or any Guarantor is the obligor on such
            Indebtedness and the payee is not one of the Issuers or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

                  (B) (i) any subsequent issuance or transfer of Equity
            Interests that results in any such Indebtedness being held by a Person other than American Barge or a Restricted Subsidiary of American Barge and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either American Barge or a Restricted Subsidiary of American Barge,

      will be deemed, in each case, to constitute an incurrence of such Indebtedness by American Barge or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

            (7) the issuance by any of American Barge's Restricted Subsidiaries to American Barge or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that:

                  (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than American Barge or a Restricted Subsidiary of American Barge; and

                  (B) any sale or other transfer of any such preferred equity to a Person that is not either American Barge or a Restricted Subsidiary of American Barge,

      will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause
      (7);

            (8) the incurrence by American Barge or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

            (9) the guarantee by either Issuer or any of the Guarantors of Indebtedness of American Barge or a Restricted Subsidiary of American Barge that was permitted to be incurred by another provision of this
      Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

            (10) the incurrence by American Barge or any of the Guarantors of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

            (11) the incurrence by American Barge or any of the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

            (12) the incurrence by any of American Barge's Restricted Subsidiaries of Acquired Debt (other than Acquired Debt incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by American Barge or any of its Restricted Subsidiaries), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed 5% of Tangible Assets, as measured after giving effect to the transaction for which the Acquired Debt was incurred;

            (13) the incurrence by either of the Issuers or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed $20,000,000;

            (14) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to American Barge or to any other Subsidiary of American Barge or their assets (other than such Receivables Subsidiary and its assets and, as to American Barge or any Subsidiary of American Barge, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person; and

            (15) the incurrence of the Indebtedness secured by Maritime Liens and the Tort Liens, in an amount not to exceed $18,000,000 in the aggregate.

      The Issuers will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

      For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, American Barge will be permitted to classify such item of Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09;

provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of American Barge as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that American Barge or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

            The amount of any Indebtedness outstanding as of any date will be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                  (A) the Fair Market Value of such assets at the date of
            determination; and

                  (B) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

      American Barge will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) American Barge (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

            (2) at least 75% of the consideration received in the Asset Sale by American Barge or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

                  (A) any liabilities, as shown on American Barge's most recent consolidated balance sheet, of American Barge or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases American Barge or such Restricted Subsidiary from further liability;

                  (B) any securities, notes or other obligations received by
            American Barge or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by American Barge or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

                  (C) any stock or assets of the kind referred to in clauses (2)
            or (4) of the next paragraph of this Section 4.10.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, American Barge (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

            (1) to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, if the terms of such revolving credit Indebtedness would require such a commitment reduction;

            (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Guarantor;

            (3) to make a capital expenditure; or

            (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, American Barge may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, within five days thereof, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

      The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.09 hereof or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

      (a) American Barge will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of American Barge (each, an "Affiliate Transaction"), unless:

            (1) the Affiliate Transaction is on terms that are no less favorable to American Barge or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by American Barge or such Restricted Subsidiary with an unrelated Person; and

            (2) American Barge delivers to the Trustee:

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,500,000 ($10,000,000 in the case of a Jeffboat Transaction), a resolution of the Board of Directors of Parent set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Parent; and

                  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000 ($25,000,000 in the case of a Jeffboat Transaction), an opinion as to the fairness to American Barge or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

            (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Parent, American Barge or any of American Barge's Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

            (2) transactions between or among Issuers and/or the Guarantors, transactions between American Barge or any of its Restricted Subsidiaries and a Receivables Subsidiary and transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

            (3) transactions with a Person (other than an Unrestricted Subsidiary of American Barge) that is an Affiliate of American Barge solely because American Barge owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

            (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of American Barge;

            (5) any issuance of Equity Interests (other than Disqualified Stock) of American Barge to Affiliates of American Barge;

            (6) Restricted Payments that do not violate Section 4.07 hereof;

            (7) the provision of ancillary services in the ordinary course of business in connection with a Jeffboat Transaction at rates comparable to those offered to third party customers;

            (8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to American Barge or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Parent; and

            (9) Permitted Payments to Parent.

Section 4.12 Liens.

      American Barge will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

      American Barge will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to American Barge and its Restricted Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

      Subject to Article 5 hereof, American Barge shall do or cause to be done all things necessary to preserve and keep in full force and effect:

            (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of American Barge or any such Subsidiary; and

            (2) the rights (charter and statutory), licenses and franchises of American Barge and its Subsidiaries;

provided, however, that American Barge shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Management Committee, at the direction of the Board of Directors of Parent, shall determine that the preservation thereof is no longer desirable in the conduct of the business of American Barge and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

      (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.

      (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

            (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

      The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (c) Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Limitation on Sale and Leaseback Transactions.

      American Barge will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuers or any Guarantor may enter into a sale and leaseback transaction if:

            (1) that Issuer or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

            (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Parent and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

            (3) the transfer of assets in that sale and leaseback transaction is permitted by, and American Barge applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

      The foregoing restrictions shall not apply to (a) any Jeffboat Transaction or (b) one or more sale and leaseback transactions that (i) individually or in the aggregate relate to assets having in the aggregate a Fair Market Value not exceeding $5,000,000 or (ii) are solely between and/or among American Barge and its Restricted Subsidiaries.

Section 4.17 Restrictions on activities of ACL Finance

      ACL Finance shall not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that ACL Finance may be a co-obligor with respect to Indebtedness if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of American Barge's Restricted Subsidiaries other than ACL Finance. The Company shall not sell or otherwise dispose of any shares of Capital Stock of ACL Finance and shall not permit ACL Finance, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock.

Section 4.18 Payments for Consent.

      American Barge will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19 Additional Note Guarantees.

      If American Barge or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture (other than a Receivables Subsidiary), then American Barge will cause that newly acquired or created Domestic Subsidiary to execute a Note Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions). The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.20 Designation of Restricted and Unrestricted Subsidiaries.

      The Management Committee, at the direction of the Board of Directors of Parent, may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the business currently operated by either Issuer be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by American Barge and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by American Barge. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Management Committee, at the direction of the Board of Directors of Parent, may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

      Any designation of a Subsidiary of American Barge as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Management Committee giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of American Barge as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, American Barge will be in default of such covenant. The Management Committee, at the direction of the Board of Directors of Parent, may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of American Barge; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of American Barge of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

      (a) American Barge will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not American Barge is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of American Barge and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, and will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of American Barge and its Restricted Subsidiaries to another Person, unless:

            (1) either: (a) American Barge or such Restricted Subsidiary is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than American Barge or such Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than American Barge or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of American Barge or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor) under the Notes, this Indenture and the Registration Rights Agreement;

            (3) immediately after such transaction, no Default or Event of Default exists;

            (4) American Barge or the Person formed by or surviving any such consolidation or merger (if other than American Barge), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

            (5) the Issuers shall have furnished the Trustee with an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent set forth in this Section 5.01(a) have been satisfied.

      In addition, American Barge will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

      (b) Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation in accordance with the procedures established in this Indenture, provided that Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization is not adverse to Holders of the Notes (it being recognized that such reorganization shall not be deemed adverse to the Holders of the Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and the Company delivers to the Trustee such other certificates and other documents reasonably requested by the Trustee in connection therewith.

      (c) This Section 5.01 will not apply to:

            (1) a merger of American Barge with an Affiliate solely for the purpose of reincorporating American Barge in another jurisdiction; or

            (2) any consolidation or merger of either of the Issuers or any Guarantor with or into any other Issuer or Guarantor, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuers and/or any of the Guarantors.

Section 5.02 Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor the Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

      Each of the following is an "Event of Default":

            (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

            (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

            (3) failure by American Barge or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.15 or 5.01 hereof;

            (4) failure by American Barge or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by American Barge or any of its Restricted Subsidiaries (or the payment of which is guaranteed by American Barge or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                  (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its express maturity,
            and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

            (6) failure by American Barge or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days

            (7) American Barge or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of American Barge that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
            creditors, or

                  (E) generally is not paying its debts as they become due;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against American Barge or any of its
            Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of American Barge that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                  (B) appoints a custodian of American Barge or any of its
            Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of American Barge that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of American Barge or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of American Barge that, taken together, would constitute a Significant Subsidiary; or

                  (C) orders the liquidation of American Barge or any of its
            Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of American Barge that, taken together, would constitute a Significant Subsidiary;

            and the order or decree remains unstayed and in effect for 60 consecutive days; and

            (9) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02 Acceleration.

      In the case of an Event of Default specified in clause (7) or (8) of
Section 6.01 hereof, with respect to American Barge, any Restricted Subsidiary of American Barge that is a Significant Subsidiary or any group of Restricted Subsidiaries of American Barge that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

      Upon any such declaration, the Notes shall become due and payable immediately.

      The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

      If an Event of Default occurs on or after February 15, 2010 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Issuers with the intention of avoiding payment of the premium that Issuers would have had to pay if Issuers then had elected to redeem the Notes pursuant to Section
3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to February 15, 2010 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount, for each of the years beginning on February 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

YEAR                                                                            PERCENTAGE
----                                                                            ----------
2005.....................................................................          109.500%
2006.....................................................................          108.550%
2007.....................................................................          107.600%
2008.....................................................................          106.650%
2009.....................................................................          105.700%

Section 6.03 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

      Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

      Except as set forth in Section 6.07, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

            (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

            (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01 Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing [OF WHICH A RESPONSIBLE OFFICER OF THE TRUSTEE HAS ACTUAL KNOWLEDGE OR OF WHICH WRITTEN NOTICE SHALL HAVE BEEN GIVEN TO THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE], the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default [OF WHICH A RESPONSIBLE OFFICER OF THE TRUSTEE HAS ACTUAL KNOWLEDGE OR OF WHICH WRITTEN NOTICE SHALL HAVE BEEN GIVEN TO THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE]:

            (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform [ON THEIR FACE] to the requirements of this Indenture[, BUT SHALL NOT VERIFY THE CONTENTS THEREOF].

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not and shall not be construed to limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (4) the Trustee shall not be required to examine any of the reports, information or documents delivered to it under this Indenture to determine whether there has been any breach of the covenants of the Issuers contained herein, except that if any breach or default is expressly stated in any such reports, information or documents, the Trustee shall be deemed to have actual knowledge of such breach or default.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

      (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

      (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the each of the Issuers.

      (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and, subject to compliance with TIA Section 310(b), may otherwise deal with Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties.

Section 7.04 Trustee's Disclaimer.

      The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Responsible Officer has actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

      (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

      (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

      (a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements, costs and expenses of the Trustee's agents, consultants and counsel (including the costs and expenses of collection on the Notes and the Note Guarantees and the enforcement and administration of any right or remedy or observing any of its duties under this Indenture).

      (b) The Issuers and the Guarantors will indemnify the Trustee and hold the Trustee harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.

Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

      (c) The obligations of the Issuers and the Guarantors under this Section
7.07 will survive the satisfaction and discharge of this Indenture.

      (d) To secure the Issuers' and the Guarantors' payment obligations in this
Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a custodian or public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the reasonable expense of the Issuers, for the appointment of a successor Trustee.

      (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

      There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

      This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

      The Issuers may at any time, at the option of the Management Committee, at the direction of the Board of Directors of Parent evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

      Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding

Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

            (2) the Issuers' obligations with respect to such Notes under
      Article 2 and Section 4.02 hereof;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith; and

            (4) this Article 8.

      Subject to compliance with this Article 8, the Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

      Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 4.18, 4.19
and 4.20 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

            (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

            (2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that:

                  (A) the Issuers has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

            in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which American Barge or any of its Subsidiaries is a party or by which American Barge or any of its Subsidiaries is bound;

            (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

            (7) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustees thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Issuers , the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of Notes:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of an Issuer's or a Guarantor's obligations to the Holders of Notes and Note Guarantees by a successor to the Issuers or such Guarantor pursuant to Article 5 or Article 10 hereof;

            (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (6) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the "Description of notes" section of the Issuers' Offering Memorandum dated February 8, 2005, relating to the initial offering of the Notes, to the extent that such provision in that "Description of notes" was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;

            (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

            (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

      Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section
2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

      It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

            (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;

            (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

            (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

            (9) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

      The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of the Issuers approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                 NOTE GUARANTEES

Section 10.01 Guarantee.

      (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

            (1) the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

      (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

      To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

      Each Guarantor hereby agrees that its Note Guarantee set forth in Section
10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

      In the event that American Barge or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.19 hereof, the Issuers will cause such Domestic Subsidiary to comply with the provisions of Section 4.19 hereof and this Article 10, to the extent applicable.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

      Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

            (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (2) either:

                  (a) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

                  (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

Section 10.05. Releases.

      (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) American Barge or a Restricted Subsidiary of American Barge, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

      (b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

      (c) Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

      Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and

Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

            (1) either:

                  (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

                  (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

            (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

            (3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

            (4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

      Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 12.02 Notices.

      Any notice or communication by the Issuers , any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Issuers and/or any Guarantor:

      American Commercial Lines LLC
      1701 East Market Street, Jeffersonville, IN 47130
      Facsimile No.:  (812) 288-0294
      Attention:  Senior Vice President, Law and Administration

      With a copy to:
      Baker & Daniels
      300 N. Meridian Street, Suite 2700, Indianapolis, IN 46204
      Facsimile No.:  (317) 237-1000
      Attention:  James A. Aschleman, Esq.

      If to the Trustee:
      Wilmington Trust Company
      Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 Facsimile No.: (302) 636-4140
      Attention:  Denise Geran

      With a copy to:
      Curtis, Mallet-Prevost, Colt & Mosle LLP
      101 Park Avenue, Suite 3500, New York, NY 10178
      Facsimile No.:  (212) 697-1559
      Attention:  Steven J. Reisman, Esq. and Kathryn Alisbah, Esq.

      The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees, Stockholders and Members.

      No past, present or future director, officer, employee, incorporator, stockholder or member of either Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of American Barge or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

      All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11 Severability.

      In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of February 11, 2005

                                ISSUERS

                                AMERICAN COMMERCIAL LINES LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                ACL FINANCE CORP.

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                GUARANTORS

                                AMERICAN BARGE LINE COMPANY

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                COMMERCIAL BARGE LINE COMPANY

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                LOUISIANA DOCK COMPANY LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                AMERICAN COMMERCIAL TERMINALS LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                AMERICAN COMMERCIAL LOGISTICS LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                AMERICAN COMMERCIAL LINES INTERNATIONAL LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                JEFFBOAT LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                AMERICAN COMMERCIAL BARGE LINE LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                ACBL LIQUID SALES LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                ORINOCO TASA LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                                ORINOCO TASV LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                    Name:  Mark R. Holden
                                    Title: President and Chief Executive Officer

                               HOUSTON FLEET LLC

                               By: /s/ Mark R. Holden
                                   ---------------------------------------------
                                   Name:  Mark R. Holden
                                   Title: President and Chief Executive Officer

                               AMERICAN COMMERCIAL TERMINALS-MEMPHIS LLC

                               By: /s/ Mark R. Holden
                                   ---------------------------------------------
                                   Name:  Mark R. Holden
                                   Title: President and Chief Executive Officer

                               LEMONT HARBOR & FLEETING SERVICES LLC

                               By: /s/ Mark R. Holden
                                   ---------------------------------------------
                                   Name:  Mark R. Holden
                                   Title: President and Chief Executive Officer

                               TRUSTEE
                               WILMINGTON TRUST COMPANY

                               By: /s/ Michael W. Diaz
                                   ---------------------------------------------
                                   Name:  Michael W. Diaz
                                   Title: Authorized Signer

                                                                      EXHIBIT A1

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                           CUSIP/CINS___________

                          9 1/2% Senior Notes due 2015

No. ___                                                            $____________

                          AMERICAN COMMERCIAL LINES LLC

                                       AND

                                ACL FINANCE CORP.

promises to pay to [___________] or registered assigns,

the principal sum of _________________________________________________ DOLLARS
on _____________, 20___.

Interest Payment Dates: ____________ and ____________

Record Dates: ____________ and ____________

Dated: _______________, 200_

                               AMERICAN COMMERCIAL LINES LLC

                               By: _____________________________________________
                                   Name:
                                   Title:

                               ACL FINANCE CORP.

                               By: _____________________________________________
                                   Name:
                                   Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
  as Trustee

By: ___________________________
      Authorized Signatory

--------------------------------------------------------------------------------

                                      A1-1

                                 [Back of Note]
                          9 1/2% Senior Notes due 2015

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST. American Commercial Lines LLC, a Delaware limited liability company, and ACL Finance Corp., a Delaware corporation (collectively the "Issuers"), promise to pay interest on the principal amount of this Note at 9-1/2% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
      Section 4 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

                                      A1-2

            (4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of February 11, 2005 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

            (5) OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to February 15, 2010. On or after February 15, 2010, the Issuers will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                              Percentage
----                                                              ----------
2010..........................................................     104.790%
2011..........................................................     103.107%
2012..........................................................     101.583%
2013 and thereafter...........................................     100.000%

            Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 15, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings by (a) the Company or (b) Parent to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company, at a redemption price equal to 109.5% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any to the redemption date; provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture (excluding Notes held by Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Equity Offering.

            (6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) REPURCHASE AT THE OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Issuers will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if

                                      A1-3
      any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If American Barge or a Restricted Subsidiary of American Barge consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Issuers will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes)and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, American Barge (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

            (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

            (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes

                                      A1-4
      including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of such Issuer's or such Guarantor's assets, as applicable; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the "Description of notes" section of the Issuers' Offering Memorandum dated February 8, 2005, relating to the initial offering of the Notes, to the extent that such provision in that "Description of notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

            (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes, (iii) failure by American Barge or any of its Restricted Subsidiaries to comply with Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by American Barge or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;
      (v) default under certain other agreements relating to Indebtedness of American Barge or any of its Restricted Subsidiaries which default results in the acceleration of such Indebtedness prior to its express maturity;
      (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to American Barge or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the

                                      A1-5

      Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

            (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, stockholder or member of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of February 11, 2005, among the Issuers ,the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers , the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

            (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                      A1-6

      The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

      American Commercial Lines LLC
      1701 East Market Street, Jeffersonville, IN 47130
      Facsimile No.:  (812) 288-0294
      Attention:  Senior Vice President, Law and Administration

      With a copy to:
      Baker & Daniels
      300 N. Meridian Street, Suite 2700, Indianapolis, IN 46204
      Facsimile No.:  (317) 237-1000
      Attention:  James A. Aschleman, Esq.

                                      A1-7

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _______________

                               Your Signature: _________________________________
                                 (Sign exactly as your name appears on the face
                                                                   of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  __ Section 4.10                __ Section 4.15

      If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                              $________________

Date: _______________

                               Your Signature: _________________________________
                                 (Sign exactly as your name appears on the face
                                                                   of this Note)

                               Tax Identification No.: _________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease    Amount of increase in    of this Global Note       Signature of
                       in Principal Amount      Principal Amount        following such       authorized officer
                               of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------       -------------------   ---------------------    -------------------    ------------------


*     This schedule should be included only if the Note is issued in global form

                                      A1-10

                                                                      EXHIBIT A2

                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------
                                                           CUSIP/CINS __________

                          9 1/2% Senior Notes due 2015

No. ___                                                              $__________

                          AMERICAN COMMERCIAL LINES LLC
                                       AND
                                ACL FINANCE CORP.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of __________________________________________________ DOLLARS
on _____________, 20___.

Interest Payment Dates: ____________ and ____________

Record Dates: ____________ and ____________

Dated: _______________, 200_

                               AMERICAN COMMERCIAL LINES LLC

                               By: _____________________________________________
                                   Name:
                                   Title:

                               ACL FINANCE CORP.
                               By: _____________________________________________
                                   Name:
                                   Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
  as Trustee

By: ___________________________
       Authorized Signatory

--------------------------------------------------------------------------------

                                      A2-1

                  [Back of Regulation S Temporary Global Note]
                          9 1/2% Senior Notes due 2015

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER UNDERSTANDS THAT THE NOTES ARE BEING OFFERED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING IN THE U.S. WITHIN THE MEANING OF THE SECURITIES ACT, THAT THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND THAT
(A) THE NOTES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, (c) OUTSIDE THE U.S. TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (d) TO AN `ACCREDITED INVESTOR' WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN `INSTITUTIONAL ACCREDITED INVESTOR') THAT IS PURCHASING AT LEAST $100,000 OF THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF WE SO

                                      A2-2

REQUEST), (2) TO US OR ANY OF OUR SUBSIDIARIES, OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF ANY SENIOR NOTE IS PROPOSED TO BE MADE UNDER CLAUSE (A)(1)(d) ABOVE WHILE THESE TRANSFER RESTRICTIONS ARE IN FORCE, THEN THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE TO US AND THE TRUSTEE, AS THE CASE MAY BE, WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST. American Commercial Lines LLC, a Delaware limited liability company, and ACL Finance Corp., a Delaware corporation (collectively the "Issuers"), promise to pay interest on the principal amount of this Note at 9 1/2% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
      Section 4 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

            (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages,

                                      A2-3
      if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

            (4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of February 11, 2005 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

            (5) Optional Redemption.

                  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to February 15, 2010. On or after February 15, 2010, the Issuers will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

      Year                                                      Percentage
      ----                                                      ----------
      2010.................................................      104.790%
      2011.................................................      103.107%
      2012.................................................      101.583%
      2013 and thereafter..................................      100.000%

            Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

                  (b) (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 15, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings by (a) the Company or (b) Parent to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company, at a redemption price equal to 109.5% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any to the redemption date; provided that at least 65% in aggregate

                                      A2-4
      principal amount of the Notes issued under the Indenture (excluding Notes held by Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Equity Offering.

            (6) MANDATORY REDEMPTION The Issuers are not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) REPURCHASE AT THE OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Issuers will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 10 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If American Barge or a Restricted Subsidiary of American Barge consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Issuers will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, American Barge (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

            (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

            (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and

                                      A2-5
      transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

            (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of such Issuer's or such Guarantor's assets, as applicable; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the "Description of notes" section of the Issuers' Offering Memorandum dated February 8, 2005, relating to the initial offering of the Notes, to the extent that such provision in that "Description of notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

            (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes, (iii) failure by American Barge or any of its Restricted Subsidiaries to comply with Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by American Barge or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;
      (v) default under certain other agreements relating to Indebtedness of American Barge or any of its Restricted Subsidiaries which default results in the acceleration of such Indebtedness prior to its express maturity;
      (vi) certain final judgments for the

                                      A2-6
      payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to American Barge or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

            (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, stockholder or member of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (17) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of February 11, 2005, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating

                                      A2-7
      to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

            (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

      American Commercial Lines LLC
      1701 East Market Street, Jeffersonville, IN 47130
      Facsimile No.:  (812) 288-0294
      Attention:  Senior Vice President, Law and Administration

      With a copy to:
      Baker & Daniels
      300 N. Meridian Street, Suite 2700, Indianapolis, IN 46204
      Facsimile No.:  (317) 237-1000
      Attention:  James A. Aschleman, Esq.

                                      A2-8

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _______________

                               Your Signature: _________________________________
                                 (Sign exactly as your name appears on the face
                                                                   of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                __ Section 4.10              __ Section 4.15

      If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                            $_______________

Date: _______________

                               Your Signature: _________________________________
                                 (Sign exactly as your name appears on the face
                                                                   of this Note)

                               Tax Identification No.: _________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-10

  SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

      The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease    Amount of increase in    of this Global Note       Signature of
                       in Principal Amount      Principal Amount        following such       authorized officer
                               of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------       -------------------   ---------------------    -------------------    ------------------


                                      A2-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

American Commercial Lines LLC
1701 East Market Street
Jeffersonville, Indiana  47130

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware  19890

      Re: 9 1/2% Senior Notes Due 2015

      Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), among American Commercial Lines LLC and ACL Finance Corp., as issuers (the "Issuers"), the Guarantors party thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [ ] such Transfer is being effected to the American Barge Line Company or a subsidiary thereof;

                                       or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

      4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

     (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private

      Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                      __________________________________________
                                         [Insert Name of Transferor]

                                      By: ______________________________________
                                          Name:
                                          Title:

         Dated: ___________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

        (a) [ ] a beneficial interest in the:

            (i)   [ ] 144A Global Note (CUSIP _________), or

            (ii)  [ ] Regulation S Global Note (CUSIP _________); or

        (b) a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

        (a) [ ] a beneficial interest in the:

            (i)   [ ] 144A Global Note (CUSIP _________), or

            (ii)  [ ] Regulation S Global Note (CUSIP _________), or

            (iii) [ ] Unrestricted Global Note (CUSIP _________); or

        (b) [ ] a Restricted Definitive Note; or

        (c) [ ] an Unrestricted Definitive Note,

        in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

American Commercial Lines LLC
1701 East Market Street
Jeffersonville, Indiana  47130

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware  19890

      Re: 9 1/2% Senior Notes due 2015

                              (CUSIP ____________)

      Reference is hereby made to the Indenture, dated as of February [___], 2005 (the "Indenture"), among American Commercial Lines LLC and ACL Finance Corp., as issuers (the "Issuers"), the Guarantors party thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                         _______________________________________
                                         [Insert Name of Transferor]

                                     By: _______________________________________
                                         Name:
                                         Title:

Dated: ______________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

American Commercial Lines LLC
1701 East Market Street
Jeffersonville, Indiana  47130

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware  19890

      Re: 9 1/2% Senior Notes due 2015

      Reference is hereby made to the Indenture, dated as of February 11, 2005 (the "Indenture"), among American Commercial Lines LLC and ACL Finance Corp., as issuers (the "Issuers"), the guarantors party thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a) [ ]     a beneficial interest in a Global Note, or

      (b) [ ]     a Definitive Note,

      we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to American Commercial Lines Inc. or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     ___________________________________________
                                         [Insert Name of Accredited Investor]

                                     By: _______________________________________
                                         Name:
                                         Title:

Dated: _______________________

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

      For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 11, 2005 (the "Indenture") among American Commercial Lines LLC and ACL Finance Corp., (the "Issuers"), the Guarantors party thereto and Wilmington Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

      Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                     [NAME OF GUARANTOR(S)]

                                     By: _______________________________________
                                         Name:
                                         Title:

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of American Barge Line Company, (or its permitted successor), a Delaware corporation ( "American Barge"), American Commercial Lines LLC (the "Company"), ACL Finance Corp. (together with the Company, the "Issuers"), American Barge, the other Guarantors (as defined in the Indenture referred to herein) and ____________________, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 11, 2005 providing for the issuance of 9 1/2% Senior Notes due 2015 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

      4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or member of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                                                       EXHIBIT E

      6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                                                       EXHIBIT E

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

      Dated: _______________, 20___

                                     [GUARANTEEING SUBSIDIARY]

                                     By: _______________________________
                                         Name:
                                         Title:

                                     AMERICAN COMMERCIAL LINES LLC

                                     By: _______________________________
                                         Name:
                                         Title:

                                     ACL FINANCE CORP.

                                     By: _______________________________
                                         Name:
                                         Title:

                                     [EXISTING GUARANTORS]

                                     By: _______________________________
                                         Name:
                                         Title:

                                     WILMINGTON TRUST COMPANY,
                                      as Trustee

                                     By: _______________________________
                                         Authorized Signatory